Exhibit 99.2

FIRST QUARTERLY REPORT

MARCH 2004

[LOGO] The First of Long Island
The First of Long Island Corporation

Dear Stockholder

      During the first quarter of 2004 the Corporation experienced continued growth in the average balances of several key deposit and loan products. When compared to the same quarter last year, checking balances grew 16%, or $39.7 million, and residential mortgage balances, including home equity lines, grew 37%, or $47.4 million. In addition, money-market-type savings balances were up 6%, or $19.5 million, and attorney escrow balances were up 57%, or $6.1 million. This growth, along with the continued impact of strategy changes made during the latter half 2003 with respect to the Corporation's securities portfolio, were the most significant items that positively impacted earnings in the current quarter and helped to offset the negative impact of low interest rates.

      For the first quarter of 2004 the Corporation earned 71 cents per share as compared to 74 cents earned in the same quarter last year. Excluding an unusually large commercial mortgage prepayment fee that accounted for 8 cents of first quarter 2003 earnings, earnings for the current quarter are up 5 cents, or 8%. Despite the first quarter increase, the negative influence on earnings of low interest rates continues. Net interest margin decreased by .67% from 5.02% in the first quarter of 2003 to 4.35% for the current quarter. As cautioned in the past, net interest margin should be further negatively impacted whether interest rates continue at the present level, decline further, or increase. If, however, interest rates do increase, net interest margin should eventually be positively impacted.

      It's almost been a year since we opened our three Manhattan branches and we are encouraged by the results. We will continue to explore new strategies that could help to offset the impact on our earnings of low interest rates. In any event, we will not stray from our focus on small businesses, professionals and service conscious consumers. We will strive for excellence in providing personal service to our customers and hope to consistently achieve the highest level of customer satisfaction. This can help to clearly establish us as "The Big Bank Alternative."


                                        By: /s/ Michael N. Vittorio
                                        President and Chief Executive Officer

                      The First of Long Island Corporation


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Financial Highlights

                            BALANCE SHEET INFORMATION

                                                       3/31/04         12/31/03
                                                      ---------       ----------
                                                            (in thousands)

Total Assets ...................................       $923,502        $914,264

Net Loans ......................................        322,084         319,519

Investment Securities ..........................        512,183         519,427

Checking Deposits ..............................        300,940         297,454

Savings and Time Deposits ......................        485,976         479,701

Total Stockholders' Equity .....................         93,442          89,291

                          INCOME STATEMENT INFORMATION

                                                          Three Months Ended
                                                        -----------------------
                                                         3/31/04       3/31/03
                                                        ---------     ---------
                                                          (in thousands, except
                                                             per share data)

Net Interest Income ................................      $8,565        $8,472
Provision For Loan Losses ..........................         100            75
                                                          ------        ------
  Net Interest Income After Loan
    Loss Provision .................................       8,465         8,397
                                                          ------        ------

Noninterest Income .................................       1,559         1,485
Noninterest Expense ................................       6,031         5,685
                                                          ------        ------
  Income Before Income Taxes .......................       3,993         4,197
Income Tax Expense .................................       1,019         1,104
                                                          ------        ------
  Net Income .......................................      $2,974        $3,093
                                                          ======        ======

Earnings Per Share:
  Basic ............................................      $  .73        $  .75
  Diluted ..........................................      $  .71        $  .74


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      This quarterly report contains "forward-looking statements" within the meaning of that term as set forth in Rule 175 of the Securities Act of 1933 and Rule 3b-6 of the Securities Act of 1934. Such statements are generally contained in sentences including the words "may" or "expect" or "could" or "should" or "would" or "believe". The Corporation cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and therefore actual results could differ materially from those contemplated by the forward-looking statements. In addition, the Corporation assumes no duty to update forward-looking statements.

      For more detailed financial information please see the Corporation's Form 10-Q for the quarterly period ended March 31, 2004. The Form 10-Q will be available on or before May 10, 2004 and can be obtained from our Finance Department located at 10 Glen Head Road, Glen Head, New York 11545, or you can access Form 10-Q by going to our website at www.fnbli.com and clicking on "About Us", then clicking on "SEC Filings", and then clicking on "Corporate SEC filings."

                              Visit our website at
                                  www.fnbli.com

                         [LOGO] The First of Long Island
                      The First of Long Island Corporation


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Full Service Offices

10 Glen Head Road
Glen Head, NY 11545
(516) 671-4900

7 Glen Cove Road
Greenvale, NY 11548
(516) 621-8811

253 New York Avenue
Huntington, NY 11743
(631) 427-4143

108 Forest Avenue
Locust Valley, NY 11560
(516) 671-2299

711 Fort Salonga Road
Northport, NY 11768
(631) 261-4000

209 Glen Head Road
Old Brookville, NY 11545
(516) 759-9002

310 Merrick Road
Rockville Centre, NY 11570
(516) 763-5533

130 Mineola Avenue
Roslyn Heights, NY 11577
(516) 621-1900

800 Woodbury Road, Suite M
Woodbury, NY 11797
(516) 364-3434

Commercial Banking Offices

30 Orville Drive
Bohemia, NY 11716
(631) 218-2500

60 E. Industry Court
Deer Park, NY 11729
(631) 243-2600

22 Allen Boulevard
Farmingdale, NY 11735
(631) 753-8888


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2091 New Highway
Farmingdale, NY 11735
(631) 454-2022

1050 Franklin Avenue
Garden City, NY 11530
(516) 742-6262

536 Northern Boulevard
Great Neck, NY 11021
(516) 482-6666

330 Motor Parkway
Hauppauge, NY 11788
(631) 952-2900

106 Old Country Road
Hicksville, NY 11801
(516) 932-7150

3000 Marcus Avenue
Lake Success, NY 11042
(516) 775-3133

194 First Street
Mineola, NY 11501
(516) 742-1144

200 Jericho Turnpike
New Hyde Park, NY 11040
(516) 328-3100

133 E. Merrick Road
Valley Stream, NY 11580
(516) 825-0202

Manhattan Commercial Banking Offices

232 Madison Avenue
New York, NY 10016
(212) 213-8111

1501 Broadway, Suite 301
New York, NY 10036
(212) 278-0707

225 Broadway, Suite 703
New York, NY 10007
(212) 693-1515

Investment Management Division
800 Woodbury Road, Suite M
Woodbury, NY 11797
(516) 364-3436


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